Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Variable Insurance Products Fund of our reports dated February 11, 2025, relating to the financial statements and financial highlights of VIP Equity-Income Portfolio and VIP Overseas Portfolio; of our reports dated February 13, 2025, relating to the financial statements and financial highlights of VIP Growth Portfolio and VIP High Income Portfolio; of our reports dated February 18, 2025, relating to the financial statements and financial highlights of VIP Floating Rate High Income Portfolio and VIP Stock Selector Portfolio, which appear in Variable Insurance Products Fund’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 14, 2025